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                                                                  Exhibit 21.1


                            HEALTHGATE DATE CORP.
                            LIST OF SUBSIDIARIES


HealthGate Europe Limited, a United Kingdom private limited company

HealthGate Acquisition Corp., a Delaware corporation

HealthGate Securities Corp., a Massachusetts corporation